EXHIBIT NO. 16.1

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
Certified Public Accountants & Management Consultants



                                 March 27, 2002


Division of Corporate Finance
Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

We were previously the independent accountants for the Cyber Group Network Corporation and subsidiary, and on May 15, 2001, we reported on the consolidated financial statements of The Cyber Group Network Corporation and subsidiary as of December 31, 2000, and for period from March 21, 2000 (inception) to December 31, 2000. On September 7, 2001, we resigned as independent accountants of the Cyber Group Network Corporation and subsidiary. We have read The Cyber Group Network Corporation and subsidiary's statements included under Item 4 of their Form 8-K/A for March 27, 2002, and we agree with the statements contained therein.

                                     Very truly yours,


                                     /s/ Singer Lewalk Greenbaum & Goldstein LLP
                                     SINGER LEWALK GREENBAUM & GOLDSTEIN LLP




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310/477-3924  Fax 310/478-6070
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Inland Empire:
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909/941-9245  Fax 909/941-9252



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